Exhibit 99.4

PHOTRONICS,  INC.  AND  SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended
	July 29, 2018	July 30, 2017

Cash flows from operating activities:
Net income	$44,467	$10,793
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	64,485	64,081
Changes in operating assets, liabilities and other	(21,995)	(1,085)

Net cash provided by operating activities	86,957	73,789

Cash flows from investing activities:
Purchases of property, plant and equipment	(64,372)	(38,759)
Acquisition of business	-	(5,400)
Proceeds from sale of investments	-	167
Other	453	(458)

Net cash used in investing activities	(63,919)	(44,450)

Cash flows from financing activities:
Repayments of long-term borrowings	(4,170)	(4,057)
Dividends paid to noncontrolling interests	(8,166)	(8,298)
Purchase of treasury stock	(6,787)	-
Contribution from noncontrolling interest	17,996	-
Proceeds from share-based arrangements	4,028	2,529
Other	(273)	(33)

Net cash provided by (used in) financing activities	2,628	(9,859)

Effect of exchange rate changes on cash	(948)	7,018

Net increase in cash and cash equivalents	24,718	26,498
Cash and cash equivalents, beginning of period	308,021	314,074

Cash and cash equivalents, end of period	$332,739	$340,572